UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

CK Amarillo LP (“CK Amarillo”) has reported that, as of June 28, 2024, it beneficially owned 181,455,469 shares of common stock of Hertz Global Holdings, Inc. (the “Company”), or approximately 58.9% of the Company’s outstanding common stock as of March 21, 2025. On March 24, 2025, the Company, authorized by the Special Litigation Committee of the Board formed in relation to the Cascia v. Farmer, et al. litigation, entered into a voting agreement (the “Voting Agreement”) with CK Amarillo pursuant to which CK Amarillo agreed, on each matter brought to a vote at any annual or special meeting of the Company’s stockholders and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting, to vote all shares of common stock and any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or voting or equity securities of the Company that have the right to vote on such matter (together with the common stock, the “Voting Securities”) beneficially owned by CK Amarillo that, together with the Voting Securities held by any CK Amarillo affiliate, exceed 45% of the total voting power of all of the outstanding Voting Securities (the “Excess Voting Securities”), in the same proportion as all other votes cast by stockholders or effective consents duly executed and delivered by stockholders, determined (i) without taking into consideration any Voting Securities that are not voted or with respect to which a broker non-vote is exercised or registered and (ii) without inclusion of votes cast or consents delivered by CK Amarillo or any CK Amarillo affiliate. Any Voting Securities that are not Excess Voting Securities may be voted at the discretion of CK Amarillo. The Voting Agreement will terminate per its terms at such time that (i) CK Amarillo and any CK Amarillo affiliate, collectively, cease to beneficially own 45% or more of the Voting Securities then outstanding and (ii) the Company has expended all funds authorized on the stock repurchase programs authorized by the Company’s Board of Directors in 2021 and 2022 (the “Repurchase Programs”) or the Company has terminated the Repurchase Programs. The foregoing description of the Voting Agreement does not comport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Voting Agreement, dated as of March 24, 2025, by and between Hertz Global Holdings, Inc. and CK Amarillo LP.
104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: March 24, 2025	By:	/s/ Katherine Lee Martin
	Name:	Katherine Lee Martin
	Title:	Executive Vice President, General Counsel, and Corporate Secretary